Exhibit 10.10

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST.  REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT

This Agreement (this “Agreement”), dated as of September 24, 2017, is by and between MonoSol Rx, LLC, a Delaware limited liability company (“MonoSol”); and Indivior Inc., a Delaware corporation, and Indivior UK Limited, a corporation organized under the laws of England and Wales, as successors in interest to Reckitt Benckiser Pharmaceuticals Inc. and RB Pharmaceuticals Limited, respectively (collectively, “Indivior”).

MonoSol and Indivior are each sometimes referred to herein individually as a “Party” and are referred to collectively as the “Parties.”

WITNESSETH:

WHEREAS, MonoSol and Indivior Inc. are parties to the Commercial Exploitation Agreement, dated August 15, 2008, as amended (the “Commercial Exploitation Agreement”); and

WHEREAS, MonoSol, in the Commercial Exploitation Agreement, has granted certain exclusive rights to Indivior Inc. and its Affiliates, including an exclusive license under MonoSol patents to use and sell Suboxone® (buprenorphine and naloxone) film, a pharmaceutical product containing the active ingredients buprenorphine hydrochloride and naloxone hydrochloride; and

WHEREAS, Indivior Inc., in the Commercial Exploitation Agreement, has granted certain exclusive rights to MonoSol including an exclusive right to manufacture Suboxone® (buprenorphine and naloxone) film, a pharmaceutical product containing the active ingredients buprenorphine hydrochloride and naloxone hydrochloride; and

WHEREAS, the Parties seek to clarify the scope of their relationship, including certain rights and obligations that may be impacted by [***], as defined below, [***], as defined below.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

ARTICLE 1:  DEFINITIONS

1.1.          The capitalized terms used in this Agreement shall have the meanings defined in this Article or elsewhere in this Agreement.

1.2.          Unless the context requires otherwise, words referred to in the singular include the plural and vice versa, the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation” (unless already present), the words “herein,” “hereof’ and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and the word “or” is used in the inclusive sense (and/or).

1.3.          The term “Affiliate” shall mean, with respect to a Party, any entity or person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party at any time for so long as such entity or person controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” means (a) ownership, directly or through one or more intermediaries, of (i) more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or (ii) more than fifty percent (50%) of the equity interests in the case of any other type of legal entity or status as a general partner in any partnership, or (b) any other arrangement whereby an entity or person has the right to elect a majority of the board of directors or equivalent governing body of a corporation or other entity or the right to direct the management and policies of a corporation or other entity.

1.4.          The term “Approved Suboxone Product” shall mean any product sold, offered for sale or distributed pursuant to New Drug Application (“NDA”) No. 22-410.

1.5.          The term “[***]” shall mean [***].

1.6.          The term “Third Party” shall mean any entity or person that is not a Party or an Affiliate of a Party.

ARTICLE 2:  PAYMENTS FROM INDIVIOR TO MONOSOL

2.1.          Five (5) business days following the date the Parties fully execute this Agreement, Indivior agrees to make a non-refundable payment of USD$17,000,000 (seventeen million U.S. dollars) to MonoSol.

2.2.          On February 1, 2018, Indivior will make a non-refundable payment of USD$8,000,000 (eight million U.S. dollars) to MonoSol.

2.3.          Starting on January 1, 2018, Indivior shall make [***] payments to MonoSol of USD$[***] ([***] U.S. dollars) [***]; provided, however, that the payment obligation on Indivior pursuant to this Section shall immediately cease, and be null and void, on the first date a [***].

2.4.          Starting on [***], and through and including [***], Indivior shall make [***] payments equal to [***] of the net revenue earned by Indivior on sales of Suboxone sublingual film in the United States for the previous [***] with payment made within [***] after the start of the current [***], where:

(A)	the total amount Indivior pays to MonoSol in a calendar year shall be not less than USD$[***] U.S. dollars) (“Minimum Annual Payment”), and

(B)
Notwithstanding the foregoing, Indivior’s obligation to make the Minimum Annual Payment shall immediately cease, and be null and void, once the total amount of the payments made from Indivior to MonoSol under this Article 2.4 is equal to USD$[***] U.S. dollars).

(C)	MonoSol shall have annual audit rights for royalty payments as outlined in the Commercial Exploitation Agreement.

2.5.          On the date [***], Indivior shall make a one-time, non-refundable payment of USD$[***] U.S. dollars) to MonoSol in [***] installments; provided, that the applicable conditions to payment are satisfied. The [***] installment of USD$[***] ([***] U.S. dollars) shall be paid within [***] days of the [***], and the [***] installment of USD$[***] ([***] U.S. dollars) shall be paid within [***] days after [***]. Within [***] days of [***], Indivior shall make a [***] payment of USD$[***] U.S. dollars) to MonoSol in [***] installments; provided, that the applicable conditions to payment are satisfied. The [***] installment of USD$[***] U.S. dollars) shall be paid within [***] days of [***], and the [***] installment of USD$[***] ([***] U.S. dollars) shall be paid within [***] days after [***]. [***].

2.6.          In the event [***], then Indivior will make a [***] payment equal to USD$[***] U.S. dollars), [***] total cumulative payments paid by Indivior to MonoSol under this Agreement as of [***], paid in [***] installments by [***], beginning [***] days following [***]. Notwithstanding the foregoing, the payment obligation on Indivior pursuant to this Section shall cease, and be null and void, if [***].

2.7.          On [***], Indivior will make a non-refundable payment of USD$[***] ([***] U.S. dollars) to MonoSol; provided, however, that [***], then the payment obligation of Indivior pursuant to this Section shall immediately cease, and be null and void.

2.8.          Notwithstanding the foregoing payment provisions, the Parties agree and acknowledge that the total cumulative amounts payable under the terms of this Agreement by Indivior to MonoSol shall be capped at USD$75,000,000 (seventy five million U.S. dollars), provided [***].

2.9.          Notwithstanding the payment obligations set forth herein, if, at any time during the term of this Agreement, [***], then any payments that would otherwise have become due under this Agreement by Indivior from the date of [***] shall immediately cease, and be null and void, such that no further payments under this Agreement from Indivior to MonoSol shall be required to be made [***]. If [***], any payments cancelled under this Agreement during [***], shall be paid to MonoSol by Indivior [***] within [***] days of [***]. For clarity, Indivior’s obligation to pay MonoSol for any payments cancelled during [***] shall not exceed [***]. For further clarity, once [***], all payments owed by Indivior to MonoSol under this Agreement shall be reinstated.

2.10.          Notwithstanding the payment obligations set forth herein, if, at any time during the term of this Agreement, [***], then Indivior’s payment obligations under this Agreement shall immediately cease, and be null and void, such that no further payments under this Agreement from Indivior to MonoSol shall be required. For the sake of clarity, the Commercial Exploitation Agreement shall remain in effect for the term thereof.

2.11.          Indivior agrees to use reasonable efforts, with the objective of prevailing, to exercise its rights to enforce and protect intellectual property [***]. If [***], all payments owed to MonoSol under this Article 2 shall be retroactively reinstated.

ARTICLE 3:  LICENSE AND ENFORCEMENT

3.1.          Subject to the limitations of Article 3.2 below, if and to the extent that Indivior does not already hold the sole, exclusive and irrevocable right and entitlement to pursue, assert, enforce, litigate, settle and resolve all causes of action (whether known or unknown or whether currently pending, filed or otherwise) and all other enforcement rights involving [***] (“the Enforcement Rights”), MonoSol, for itself and its Affiliates, hereby confirms that Indivior and its Affiliates hold and may exercise all such Enforcement Rights, and in connection with any settlement or other resolution of any such causes of action may sublicense rights to make, have made, use, sell or import a [***] under any of the MonoSol patents, present and future, licensed to Indivior under the Commercial Exploitation Agreement. At the request of Indivior, MonoSol will execute and deliver such other instruments and do and perform such other acts as may be necessary or desirable for effectuating or confirming the provisions of this Article. For clarity, this foregoing Article 3.1 does not alter or affect the supply and/or manufacturing arrangements between Indivior and MonoSol, as provided for under the Commercial Exploitation Agreement, with respect to the Approved Suboxone Product, and this foregoing Article 3.1 does not change the rights and obligations of Indivior and MonoSol under the Commercial Exploitation Agreement with respect to MonoSol’s supply and/or manufacturing of the Approved Suboxone Product. If Indivior terminates this Agreement, and Indivior seeks to engage another party to manufacture the Approved Suboxone Product, nothing in this Agreement prevents MonoSol from seeking to enforce its intellectual property rights in suing either Indivior or that third party manufacturer, or both, consistent with the Commercial Exploitation Agreement, nor does anything in this Agreement prevent Indivior from contesting any such suit brought by MonoSol. For further clarity, nothing in this Agreement prohibits MonoSol, upon termination of the Commercial Exploitation Agreement, from manufacturing any product in the Field, as defined in the Commercial Exploitation Agreement, for anyone anywhere in the world, nor does anything in this Agreement prevent Indivior from contesting MonoSol’s entitlement to engage in such manufacturing.

3.2.          MonoSol agrees not to assert its rights regarding [***] on or after [***]. For the sake of clarity, MonoSol does not waive any such rights regarding [***].

ARTICLE 4:  BREACH AND INDEMNIFICATION

4.1.          Indivior hereby agrees to indemnify MonoSol and to hold it harmless with respect to all costs, including attorneys’ fees and expert fees, and any penalties or monetary damages arising out of or relating to any investigation, enforcement action, and administrative or court proceeding regarding or relating to this Agreement under the Clayton Act § 7A, 15 U.S.C. § 18a and its implementing rules and regulations. For clarity, this Article 4.1 does not apply to any pre-existing investigations, enforcement actions, and administrative or court proceedings and applies only to the terms of this Agreement.

ARTICLE 5:  MISCELLANEOUS

5.1.          Confidentiality: Except as (a) required by statute, ordinance or regulation, (b) required pursuant to compulsory legal process, or (c) necessary for the exercise of the rights granted to the Parties under this Agreement, neither the Parties nor their Affiliates shall publicly announce or otherwise disclose to Third Parties any of the terms of this Agreement without the prior written approval of the other Party, not to be unreasonably withheld, conditioned or delayed. If a Party intends to disclose information relating to this Agreement because it is required to do so in order to comply with a statute, ordinance or regulation or compulsory legal process, including, without limitation, its reporting requirements under the Securities Exchange Act of 1934, as amended, such Party shall give the other Party at least three (3) business days’ prior notice in writing of the text of the intended disclosure, unless such statute, ordinance, regulation or compulsory legal process would require earlier disclosure, in which event the notice shall be provided as early as practicable. A Party that determines that it is required to file this Agreement with the Securities and Exchange Commission or any other governmental authority, including any court proceeding, shall request confidential treatment with respect to the terms of this Agreement, shall consult in good faith with the other Party regarding such confidential treatment and shall use commercially reasonable efforts to have redacted from any publicly available version such provisions as the Parties may agree. Notwithstanding anything to the contrary above, each Party may disclose the terms of this Agreement to its respective Affiliates, and its and their respective insurers, lenders, attorneys, accountants, and prospective and actual acquirers, subject to such Affiliates, insurers, lenders, attorneys, accountants and prospective and actual acquirers undertaking to keep the terms of this Agreement strictly confidential in accordance with confidentiality terms at least as restrictive as the terms hereof.

5.2.          Notice: Any notice or other communication to be given under this Agreement shall be given in the same manner identified in Article 2.1 of the Commercial Exploitation Agreement.

5.3.          Modification: This Agreement may only be amended, modified, or varied by the Parties by an instrument in writing signed on behalf of each of the Parties.

5.4.          Waiver: No waiver of a breach, failure of any condition, or any right or remedy, contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the Party waiving the breach, failure, right or remedy. No waiver of any breach, failure, right or remedy shall be deemed a waiver of any other breach, failure, right or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

5.5.          No Agency: Nothing in this Agreement shall constitute or be deemed to constitute the creation of a partnership, agency, or employer/employee relationship between the parties.

5.6.          Entire Agreement: This Agreement represents the entire understanding and agreement between the Parties with regard to the matters addressed herein.

5.7.          Enforceability: If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable in whole or in part for any reason, the Parties agree to use commercially reasonable efforts to negotiate a provision, in replacement of the provision held illegal, unenforceable, or invalid, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto. In any event, the provision held illegal, unenforceable, or invalid shall be deemed severed from this Agreement and the validity of the other provisions and the remainder of the provision in question shall not be affected.

5.8.          Counterparts. This Agreement may be executed in any number of counterparts, and through pdf, facsimile or photocopy signatures. Each counterpart shall be deemed an original instrument, but all counterparts together shall be considered as one and the same agreement.

5.9.          Governing Law: This Agreement and the rights and obligations of the Parties under this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to its choice-of-law or conflicts-of-law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and the Parties agree to submit to the jurisdiction of the federal courts located in the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, through their authorized officers, have executed this Agreement as of the Signing Date.

Signed for and on behalf of Indivior Inc.:

By:	/s/ Shaun Thaxter
Name:	Shaun Thaxter
Title:	CEO
Date:	9/23/17

Signed for and on behalf of Indivior UK Limited:

By:	/s/ Richard Simkin
Name:	Richard Simkin
Title:	CCO
Date:	9/23/17

Signed for an on behalf of MonoSol Rx, LLC:

By:	/s/ Keith Kendall
Name:	Keith Kendall
Title:	CEO
Date:	9/24/17